EXHIBIT (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in this Post-Effective Amendment No. 121 to the Registration Statement No. 02-90946 on Form N-1A of our reports dated December 15, 2006 relating to the financial statements and financial highlights of Eaton Vance Mutual Funds Trust (the “Trust”), including Eaton Vance Floating-Rate Fund and Floating Rate Portfolio appearing in the Annual Report on Form N-CSR of the Trust for the year ended October 31, 2006.  We also consent to the incorporation by reference of our report dated December 15, 2006 relating to the financial statements of Floating Rate Portfolio, which is incorporated by reference in the Statement of Additional Information of Eaton Vance Strategic Income Fund, Eaton Vance Diversified Income Fund and Eaton Vance Low Duration Fund.  We also consent to the references to us under the headings “Financial Highlights” in the Prospectus and “Other Service Providers - Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP DELOITTE & TOUCHE LLP February 26, 2007 Boston, Massachusetts